Exhibit 32.1
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
RULE 13a-14(b)/RULE 15d-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED,
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Capstone Turbine Corporation (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John Tucker, Chief Executive Officer of the Company, and Walter McBride, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), that the Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ JOHN TUCKER
John Tucker
President and Chief Executive Officer

By: /s/ WALTER McBRIDE
Walter McBride
Chief Financial Officer
Date: August 9, 2005